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PROXY
                           BEACON PROPERTIES, L.P.
                  50 ROWES WHARF, 6TH FLOOR, BOSTON, MA 02110
   PROXY FOR SPECIAL MEETING OF UNITHOLDERS TO BE HELD ON DECEMBER 19, 1997

                THIS PROXY IS SOLICITED BY THE GENERAL PARTNER

         The undersigned hereby constitutes and appoints Edwin N. Sidman, Alan
M. Leventhal and Lionel P. Fortin, and each of them, as Proxies of the undersigned, with full power of substitution, to vote all units of partnership interest in Beacon Properties, L.P. ("Beacon Partnership") held of record by the undersigned as of the close of business on November 14, 1997, on behalf of the undersigned at the Special Meeting of Unitholders (the "Special Meeting") to be held at State Street Bank, 225 Franklin Street, Boston, Massachusetts, 9:30 a.m., Boston time, on December 19, 1997, and at any adjournments or postponements thereof.

         WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED UNITHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2. IN THEIR DISCRETION, THE PROXIES ARE EACH AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING AND AT ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF. ANY UNITHOLDER WISHING TO VOTE IN ACCORDANCE WITH THE GENERAL PARTNER'S RECOMMENDATIONS NEED ONLY SIGN AND DATE THIS PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE.


        PLEASE VOTE AND SIGN ON OTHER SIDE AND RETURN PROMPTLY IN   SEE REVERSE
                          THE ENCLOSED ENVELOPE.                        SIDE



/X/      PLEASE MARK VOTES AS IN THIS EXAMPLE

         1. To consider and vote upon a proposal to approve the merger (the "Partnership Merger") of Beacon Partnership with and into EOP
Operating Limited Partnership, a Delaware limited partnership ("EOP Partnership"), and the Agreement and Plan of Merger, dated as of September 15, 1997, as amended (the "Agreement"), by and between Beacon Properties Corporation, a Maryland corporation ("Beacon"), Beacon Partnership, Equity Office Properties Trust, a Maryland real estate investment trust ("EOP"), and EOP Partnership. Pursuant to the Agreement, Beacon Partnership will merge with and into EOP Partnership, with EOP Partnership being the surviving partnership. As a result of the Partnership Merger, Beacon Partnership unitholders will be entitled to receive 1.4063 Class A Units of EOP Partnership for each Beacon Partnership unit (other than any preferred units) held by them at the effective time of the Partnership Merger.

                 / /  FOR        / /  AGAINST        / /  ABSTAIN

         2. To consider and vote upon a proposal to approve the transfer by Beacon of its partnership interests in Beacon Partnership to EOP and its withdrawal as general partner of Beacon Partnership, which will occur as a result of the merger of Beacon with and into EOP, with EOP being the surviving company and the managing general partner of EOP Partnership.

                 / /  FOR        / /  AGAINST        / /  ABSTAIN

         3. To consider and act upon any other matters that may properly be brought before the Special Meeting and at any adjournments or postponements thereof.

         The undersigned hereby acknowledge(s) receipt of a copy of the accompanying Notice of Special Meeting of Unitholders and the Proxy Statement/Prospectus related thereto prior to the execution of this proxy. The undersigned hereby revoke(s) any proxy or proxies heretofore given. This proxy may be revoked at any time before it is exercised.

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Dated:______________________________
                                                           NOTE:    Please sign exactly as your name appears
                                                                    on the envelope in which this card was
Print Name:                                                         mailed.  When signing as attorney,
                                                                    executor, administrator, trustee or
____________________________________                                guardian, please give your full title.  If
Signature                                                           more than one trustee, all should sign.  If
                                                                    units are held jointly, each holder should
Print Name:                                                         sign.

____________________________________
Signature

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